Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Michael Kodesch, Director, Investor Relations
(617) 796-8245

Five Star Senior Living Inc. Announces Fourth Quarter and Year End 2019 Results

Fourth Quarter Net Income of $16.1 Million and Net Income Per Diluted Share of $3.15
Fourth Quarter Pro Forma Net Income of $5.8 Million and Pro Forma EBITDA of $10.5 Million

Newton, MA (March 2, 2020): Five Star Senior Living Inc. (Nasdaq: FVE) today announced its financial results for the quarter and year ended December 31, 2019.

"The completion of the transformative restructuring of our business arrangements with Diversified Healthcare Trust (formerly known as Senior Housing Properties Trust) on January 1, 2020 marks the beginning of a new era for Five Star,” stated Katie Potter, President and Chief Executive Officer of Five Star Senior Living Inc. “Additionally, we are excited to announce pro forma fourth quarter EBITDA and net income per share of $10.5 million and $0.18, respectively, giving effect to the restructuring as if it had been completed by October 1, 2019. Having successfully completed this restructuring, we believe we are well-positioned to leverage the stability our new management agreements provide to grow as an organization and increase Five Star's shareholder value.”

Financial and Operational Highlights for the Quarter Ended December 31, 2019:

▪Senior living revenue for the fourth quarter of 2019 decreased 4.6% to $263.7 million from $276.3 million for the same period in 2018, primarily due to the sale of 18 skilled nursing facilities, or SNFs, during the second and third quarters of 2019. Senior living revenue at communities we operated continuously since October 1, 2018 for the fourth quarter of 2019 increased 1.4% to $260.4 million for the fourth quarter of 2019 from $257.0 million for the same period in 2018. This increase is primarily due to the recognition of $4.2 million of deferred resident fees and deposits, or Deferred Resident Fees and Deposits, related to communities previously leased from Diversified Healthcare Trust (Nasdaq: DHC) that were recognized as revenue in December of 2019, as a result of those leases being terminated in connection with the closing of the restructuring transactions that Five Star and DHC completed on January 1, 2020, or the Restructuring Transactions.

▪Net income for the fourth quarter of 2019 was $16.1 million, or $3.15 per diluted share, compared to a net loss of $23.7 million, or $4.75 per diluted share, for the same period in 2018. The increase in net income is primarily due to a decrease of $19.4 million in rent expense attributable to the reduction in Five Star's minimum monthly rent payable to DHC pursuant to the transaction agreement, or the Transaction Agreement, that Five Star entered with DHC on April 1, 2019, or the Rent Reduction, and net benefits of $14.9 million, or $2.90 per diluted share, related to the Restructuring Transactions.

▪Earnings before interest, taxes, depreciation and amortization, or EBITDA, for the fourth quarter of 2019 was $18.8 million compared to $(13.7) million for the same period in 2018. Adjusted EBITDA, as described further below, was $4.0 million for the fourth quarter of 2019 compared to $(12.9) million for the same period in 2018. A reconciliation of net income (loss) determined in accordance with U.S. generally accepted accounting principles, or GAAP, to EBITDA and Adjusted EBITDA for the quarters ended December 31, 2019 and 2018 appears later in this press release.

▪Occupancy at owned and leased senior living communities was 82.9% for the fourth quarter of both 2019 and 2018.

▪The percentage of revenue derived from residents’ private resources at owned and leased senior living communities for the fourth quarter of 2019 was 84.1% compared to 77.7% for the same period in 2018.

▪As of December 31, 2019, Five Star had unrestricted cash and cash equivalents of $31.7 million and $7.5 million of outstanding mortgage debt.

Restructuring of Business Arrangements with DHC:

In connection with the completion of the Restructuring Transactions, effective January 1, 2020, or the Conversion Time, the following occurred:

▪Five Star's then five existing master leases with DHC for all of DHC's senior living communities that Five Star leased, as well as Five Star's then existing management agreements and pooling agreements with DHC for DHC's senior living communities that Five Star managed, were terminated and replaced, or the Conversion, with new management agreements between Five Star and DHC for all of these senior living communities and a related omnibus agreement, or collectively, the New Management Agreements.

▪Five Star issued 10,268,158 Five Star common shares to DHC and an aggregate of 16,118,849 Five Star common shares to DHC’s shareholders of record as of December 13, 2019, or, together, the Share Issuances.

▪As consideration for the Share Issuances, DHC provided to Five Star $75.0 million of additional consideration by assuming certain of Five Star's working capital liabilities (with DHC's provision of such consideration to Five Star, collectively with the Conversion and the Share Issuances, being included in the definition of Restructuring Transactions in this press release).

In connection with the Transaction Agreement, Five Star entered into a credit agreement with DHC pursuant to which DHC extended to Five Star a $25.0 million line of credit, which was secured by six senior living communities Five Star owns. This line of credit matured and was terminated in connection with the completion of the Restructuring Transactions. There were no borrowings outstanding under this line of credit at the time of such termination and Five Star did not make any borrowings under this line of credit at any time.

Other:

▪In February 2020, DHC entered into an agreement to sell to a third party one senior living community located in California that DHC owns and Five Star previously leased and currently manages for a sales price of approximately $2.0 million, excluding closing costs.

▪In January 2020, DHC entered into an agreement to sell to a third party nine SNFs located in Colorado and Wyoming that DHC owns and Five Star previously leased and currently manages for an aggregate sales price of approximately $74.0 million, excluding closing costs.

▪In December 2019, Five Star and DHC entered into an agreement to sell to a third party one senior living community located in Nebraska that DHC owns and Five Star previously leased and currently manages for a sales price of approximately $5.6 million, excluding closing costs.

▪In December 2019, Five Star began managing for DHC an active adult community located in Plano, Texas with 169 living units pursuant to a management agreement with DHC.

▪On September 30, 2019, Five Star effected a one-for-ten reverse stock split of its common shares, or the Reverse Stock Split. As required under GAAP, all impacted amounts and share information included in this press release have been retroactively adjusted for the Reverse Stock Split, as if the Reverse Stock Split occurred on the first day of the first period presented. Certain adjusted amounts may not agree with previously reported amounts due to the receipt of cash in lieu of fractional shares.

Conference Call:

At 1:00 p.m. Eastern Time today, President and Chief Executive Officer, Katherine Potter, Executive Vice President, Chief Financial Officer and Treasurer, Jeffrey Leer, and Senior Vice President and Chief Operating Officer, Margaret Wigglesworth, will host a conference call to discuss Five Star's fourth quarter and full year 2019 results.

The conference call telephone number is (877) 329-4332. Participants calling from outside the United States and Canada should dial (412) 317-5436. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Monday, March 9, 2020. To access the replay, dial (412) 317-0088. The replay pass code is 10137795.

A live audio webcast of the conference call will also be available in a listen-only mode on Five Star’s website, www.fivestarseniorliving.com. Participants wanting to access the webcast should visit Five Star's website about five minutes before the call. The archived webcast will be available for replay on Five Star's website following the call for about a week. The transcription, recording and retransmission in any way of Five Star’s fourth quarter 2019 conference call are strictly prohibited without the prior written consent of Five Star. Five Star’s website is not incorporated as part of this press release.

About Five Star Senior Living Inc.:

Five Star Senior Living Inc. is a senior living and health and wellness services company. As of December 31, 2019, Five Star operated 268 senior living communities with 31,285 living units located in 32 states, including 190 communities (20,948 living units) that it owned or leased and 78 communities (10,337 living units) that it managed. Effective January 1, 2020, following the completion of the Restructuring Transactions, Five Star now manages 166 previously leased communities. Five Star's communities include independent living, assisted living, continuing care retirement and skilled nursing communities. Additionally, Ageility Physical Therapy SolutionsTM, or Ageility, a division of Five Star, provides rehabilitation and wellness services within Five Star communities as well as to external customers. As of December 31, 2019, Five Star operated through Ageility 231 rehabilitation clinics. Five Star is headquartered in Newton, Massachusetts.

Supplemental Information
FIVE STAR SENIOR LIVING INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
REVENUES:
Senior living	$263,705	$276,296	$1,085,183	$1,094,404
Management fee	4,109	3,737	16,169	15,145
Reimbursed costs incurred on behalf of managed communities	81,059	72,836	313,792	280,845
Total revenues	348,873	352,869	1,415,144	1,390,394

OPERATING EXPENSES:
Senior living wages and benefits	137,666	144,346	573,593	563,263
Other senior living operating expenses	70,332	74,937	297,885	301,239
Costs incurred on behalf of managed communities	81,059	72,836	313,792	280,845
Rent expense	20,513	52,510	141,486	209,150
General and administrative expenses	20,740	20,784	87,884	78,189
Depreciation and amortization expense	2,716	8,965	16,640	35,939
Loss (gain) on sale of senior living communities	6	—	856	(7,131)
Long-lived asset impairment	4	96	3,282	461
Total operating expenses	333,036	374,474	1,435,418	1,461,955

Operating income (loss)	15,837	(21,605)	(20,274)	(71,561)

Interest, dividend and other income	379	241	1,364	818
Interest and other expense	(419)	(1,245)	(2,615)	(3,018)
Unrealized gain (loss) on equity investments	306	(817)	782	(690)
Realized gain on sale of debt and equity investments, net of tax	2	107	229	99

Income (loss) before income taxes and equity in earnings of an investee	16,105	(23,319)	(20,514)	(74,352)
Benefit (provision) for income taxes	42	27	(56)	(247)
Equity (loss) in earnings of an investee, net of tax	(42)	(366)	575	516
Net income (loss)	$16,105	$(23,658)	$(19,995)	$(74,083)

Weighted average shares outstanding—basic	5,002	4,982	5,006	4,969
Weighted average shares outstanding—diluted	5,119	4,982	5,006	4,969

Net income (loss) per share—basic	$3.22	$(4.75)	$(3.99)	$(14.91)
Net income (loss) per share—diluted	$3.15	$(4.75)	$(3.99)	$(14.91)

Supplemental Information
FIVE STAR SENIOR LIVING INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(unaudited)

	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$31,740	$29,512
Accounts receivable, net of allowance	34,190	37,758
Due from related persons	5,533	7,855
Investments in available for sale securities	21,070	20,179
Restricted cash	23,995	20,823
Prepaid expenses and other current assets	17,286	21,926
Assets held for sale	9,554	—
Total current assets	143,368	138,053

Property and equipment, net	167,247	243,873
Equity investment of an investee	298	8,633
Restricted cash	1,244	923
Restricted investments in available for sale securities	7,105	8,073
Right of use assets	20,855	—
Other long-term assets	5,676	6,069
Total assets	$345,793	$405,624

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Revolving credit facilities	$—	$51,484
Accounts payable and accrued expenses	82,447	69,667
Current portion of lease liabilities	2,872	—
Accrued compensation and benefits	35,629	35,421
Due to related persons	2,247	18,883
Mortgage notes payable	362	339
Accrued real estate taxes	1,676	12,959
Security deposits and current portion of continuing care contracts	434	3,468
Other current liabilities	26,089	37,472
Liabilities held for sale	12,544	—
Total current liabilities	164,300	229,693

Long-term liabilities:
Mortgage notes payable	7,171	7,533
Long-term portion of lease liabilities	19,671	—
Accrued self-insurance obligations	33,872	33,030
Deferred gain on sale and leaseback transaction	—	59,478
Other long-term liabilities	798	4,721
Total long-term liabilities	61,512	104,762

Shareholders’ equity:
Common stock, par value $.01: 75,000,000 shares authorized, 5,154,892 and 5,085,345 shares issued and outstanding at December 31, 2019 and 2018, respectively	52	51
Additional paid in capital	362,450	362,012
Accumulated deficit	(245,184)	(292,636)
Accumulated other comprehensive income	2,663	1,742
Total shareholders’ equity	119,981	71,169
Total liabilities and shareholders’ equity	$345,793	$405,624

Supplemental Information
FIVE STAR SENIOR LIVING INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollars in thousands)
(unaudited)

Non-GAAP financial measures are financial measures that are not determined in accordance with GAAP. Five Star believes the non-GAAP financial measures presented in the table below are meaningful supplemental disclosures because they may help investors gain a better understanding of changes in Five Star’s operating results and its ability to pay rent or service debt, make capital expenditures and expand its business. These non-GAAP financial measures also may help investors make comparisons between Five Star and other companies on both a GAAP and a non-GAAP basis. Five Star believes that EBITDA and Adjusted EBITDA are meaningful financial measures that may help investors better understand its financial performance, including by allowing investors to compare Five Star’s performance between periods and to the performance of other companies. EBITDA and Adjusted EBITDA are used by management to evaluate Five Star’s financial performance and compare Five Star’s performance over time and to the performance of other companies. Five Star calculates EBITDA and Adjusted EBITDA as shown below. These measures should not be considered as alternatives to net income (loss) or operating income (loss), as indicators of Five Star’s operating performance or as measures of Five Star’s liquidity. Also, EBITDA and Adjusted EBITDA as presented may not be comparable to similarly titled amounts calculated by other companies.

Five Star believes that net income (loss) is the most directly comparable financial measure, determined according to GAAP, to Five Star’s presentation of EBITDA and Adjusted EBITDA. The following table presents the reconciliation of these non-GAAP financial measures to net income (loss) for the three months and years ended December 31, 2019 and 2018.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income (loss)	$16,105	$(23,658)	$(19,995)	$(74,083)
Add (less):
Interest and other expense	419	1,245	2,615	3,018
Interest, dividend and other income	(379)	(241)	(1,364)	(818)
(Benefit) provision for income taxes	(42)	(27)	56	247
Depreciation and amortization expense	2,716	8,965	16,640	35,939
EBITDA	18,819	(13,716)	(2,048)	(35,697)
Add (less):
Long lived asset impairment	4	96	3,282	461
Costs related to compliance assessment	—	—	—	(106)
Severance, net	—	756	393	756
Employee litigation matter	—	—	—	605
Lease inducement (1)	(12,423)	—	(12,423)	—
Deferred Resident Fees and Deposits (2)	(4,242)	—	(4,242)	—
Transaction costs (3)	1,814	—	11,952	—
Loss (gain) on sale of senior living communities	6	—	856	(7,131)
Adjusted EBITDA	$3,978	$(12,864)	$(2,230)	$(41,112)

(1)Lease inducement related to the Rent Reduction recognized for the applicable period in 2019 as a result of the completion of the Restructuring Transactions.
(2)Deferred Resident Fees and Deposits related to senior living communities Five Star previously leased from, and now manages for the account of, DHC, as a result of the completion of the Restructuring Transactions.
(3)Non-recurring costs incurred by Five Star in connection with the Restructuring Transactions.

Supplemental Information
FIVE STAR SENIOR LIVING INC.
SENIOR LIVING COMMUNITY FINANCIAL DATA(1)
(dollars in thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Senior living revenue:
Independent and assisted living community revenue (owned)	$18,044	$18,456	$73,238	$76,040
Independent and assisted living community revenue (leased)	110,350	108,669	436,978	431,461
Continuing care retirement community revenue (leased)	99,069	97,473	389,496	387,184
Skilled nursing facility revenue (leased)	22,597	42,229	138,202	164,290
Ageility physical therapy revenue	13,645	9,469	47,269	35,429
Total senior living revenue	$263,705	$276,296	$1,085,183	$1,094,404

Senior living wages and benefits:
Independent and assisted living community wages and benefits (owned)	$9,567	$8,722	$36,954	$34,504
Independent and assisted living community wages and benefits (leased)	53,523	50,591	207,552	194,652
Continuing care retirement community wages and benefits (leased)	50,654	51,054	203,962	202,556
Skilled nursing facility wages and benefits (leased)	15,580	28,485	95,747	110,113
Ageility physical therapy wages and benefits	9,849	6,654	32,912	24,243
Insurance and other (2)	(1,507)	(1,160)	(3,534)	(2,805)
Total senior living wages and benefits	$137,666	$144,346	$573,593	$563,263

Other senior living operating expenses:
Independent and assisted living community other operating expenses (owned)	$5,549	$5,447	$22,652	$22,450
Independent and assisted living community other operating expenses (leased)	30,210	29,722	119,642	115,904
Continuing care retirement community other operating expenses (leased)	27,336	27,225	109,997	108,931
Skilled nursing facility other operating expenses (leased)	6,221	11,209	40,181	48,065
Ageility physical therapy other operating expenses	1,544	938	5,080	2,848
Insurance and other (2)	(528)	396	333	3,041
Total other senior living operating expenses	$70,332	$74,937	$297,885	$301,239

(1)Excludes data for managed communities.
(2)Insurance and other expenses primarily relate to Five Star's captive insurance company subsidiary, which mainly participates in Five Star's workers' compensation and professional and general liability as well as certain auto insurance programs. Credit balances in senior living wages and benefits for insurance and other represent premiums earned by Five Star's captive insurance company subsidiary in excess of expenses recorded during the applicable period.

Supplemental Information
FIVE STAR SENIOR LIVING INC.
COMPARABLE SENIOR LIVING COMMUNITY FINANCIAL DATA(1)
(dollars in thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31, (2)		December 31, (3)
	2019	2018	2019	2018
Senior living revenue:
Independent and assisted living community revenue (owned)	$18,044	$18,456	$73,238	$73,564
Independent and assisted living community revenue (leased)	110,350	108,669	436,978	431,461
Continuing care retirement community revenue (leased)	99,069	97,473	389,496	387,184
Skilled nursing facility revenue (leased)	22,616	22,951	91,320	85,586
Ageility physical therapy revenue	10,360	9,406	35,333	33,231
Total senior living revenue	$260,439	$256,955	$1,026,365	$1,011,026

Senior living wages and benefits:
Independent and assisted living community wages and benefits (owned)	$9,567	$8,729	$36,954	$33,611
Independent and assisted living community wages and benefits (leased)	53,523	50,591	207,552	194,652
Continuing care retirement community wages and benefits (leased)	50,654	51,054	203,962	202,556
Skilled nursing facility wages and benefits (leased)	15,419	15,054	62,411	56,200
Ageility physical therapy wages and benefits	7,415	6,585	24,504	22,525
Insurance and other (4)	(1,507)	(1,160)	(3,534)	(2,805)
Total senior living wages and benefits	$135,071	$130,853	$531,849	$506,739

Other senior living operating expenses:
Independent and assisted living community other operating expenses (owned)	$5,549	$5,479	$22,648	$21,548
Independent and assisted living community other operating expenses (leased)	30,210	29,722	119,642	115,904
Continuing care retirement community other operating expenses (leased)	27,336	27,225	109,997	108,931
Skilled nursing facility other operating expenses (leased)	6,140	5,715	25,129	24,854
Ageility physical therapy other operating expenses	1,187	917	3,692	2,503
Insurance and other (4)	(528)	396	333	3,041
Total other senior living operating expenses	$69,894	$69,454	$281,441	$276,781

(1)Excludes data for managed communities.
(2)Includes data for senior living communities that Five Star has owned or leased continuously since October 1, 2018.
(3)Includes data for senior living communities that Five Star has owned or leased continuously since January 1, 2018.
(4)Insurance and other expenses primarily relate to Five Star's captive insurance company subsidiary, which mainly participates in Five Star's workers' compensation and professional and general liability insurance as well as certain auto programs. Credit balances in senior living wages and benefits for insurance and other represent premiums earned by Five Star's captive insurance company subsidiary in excess of expenses recorded during the applicable period.

Supplemental Information
FIVE STAR SENIOR LIVING INC.
SENIOR LIVING OTHER OPERATING DATA
(unaudited)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
Independent and assisted living communities (owned):
Number of communities (end of period)	20	20	20	20	20
Number of units (end of period)	2,108	2,108	2,108	2,108	2,108
Occupancy(1)	81.0%	81.5%	81.4%	81.5%	82.3%
Avg. monthly rate(2)	$3,431	$3,464	$3,554	$3,527	$3,458

Independent and assisted living communities (leased):
Number of communities (end of period)	128	128	128	128	128
Number of units (end of period)	10,506	10,506	10,506	10,506	10,520
Occupancy(1)	83.9%	84.2%	84.3%	83.8%	84.2%
Avg. monthly rate(2)(6)	$4,004	$4,014	$4,065	$4,077	$3,991

Continuing care retirement communities (leased):
Number of communities (end of period)	31	31	31	31	31
Number of units (end of period)(3)	7,070	7,070	7,070	7,070	7,117
Occupancy(1)	83.5%	83.4%	83.7%	83.7%	82.9%
Avg. monthly rate(2)(7)	$5,341	$5,294	$5,415	$5,484	$5,383

Skilled nursing facilities (leased):
Number of communities (end of period)	11	11	26	29	29
Number of units (end of period)(4)	1,264	1,264	2,228	2,506	2,505
Occupancy(1)	73.7%	75.7%	77.1%	78.4%	77.9%
Avg. monthly rate(2)	$7,904	$7,136	$7,037	$7,258	$7,049

Total senior living communities (owned and leased):
Number of communities (end of period)	190	190	205	208	208
Number of units (end of period)	20,948	20,948	21,912	22,190	22,250
Occupancy(1)	82.9%	82.9%	83.0%	82.9%	82.9%
Avg. monthly rate(2)(6)(7)	$4,611	$4,654	$4,745	$4,818	$4,710

Managed communities:
Number of communities (end of period)	78	77	77	76	76
Number of units (end of period)(5)	10,337	10,168	10,084	9,766	9,766
Occupancy(1)	83.9%	84.7%	85.4%	86.3%	86.5%
Avg. monthly rate(2)	$4,156	$4,110	$4,171	$4,275	$4,149

Other ancillary services:
Number of Ageility physical therapy inpatient clinics (end of period)	41	41	45	46	47
Number of Ageility physical therapy outpatient clinics (end of period)	190	171	142	137	128
Number of home health communities served (end of period)	—	3	10	12	10

(1)Includes living units categorized as in service. As a result, the number of living units may vary from period to period for reasons other than the acquisition or sale of senior living communities.
(2)Average monthly rate is calculated by taking the average daily rate, which is defined as total operating revenues for senior living services, divided by occupied units during the period and multiplying it by 30 days.
(3)Includes 1,813 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.
(4)Includes 53 assisted living and independent living units in communities where skilled nursing services are the predominant services provided.
(5)Includes 427 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.
(6)The calculation of average monthly rate for the three months ended December 31, 2019 excludes the recognition of $1.8 million of Deferred Resident Fees and Deposits.
(7)The calculation of average monthly rate for the three months ended December 31, 2019 excludes the recognition of $2.4 million of Deferred Resident Fees and Deposits.

Supplemental Information
FIVE STAR SENIOR LIVING INC.
PERCENT BREAKDOWN OF SENIOR LIVING COMMUNITY REVENUE(1)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Independent and assisted living communities (owned):
Private and other sources	97.9%	98.7%	98.4%	98.7%
Medicaid	2.1%	1.3%	1.6%	1.3%
Total	100.0%	100.0%	100.0%	100.0%

Independent and assisted living communities (leased)(2):
Private and other sources	98.8%	98.8%	98.8%	98.9%
Medicaid	1.2%	1.2%	1.2%	1.1%
Total	100.0%	100.0%	100.0%	100.0%

Continuing care retirement communities (leased)(3):
Private and other sources	78.9%	74.3%	76.3%	74.1%
Medicare	13.0%	17.5%	15.6%	18.1%
Medicaid	8.1%	8.2%	8.1%	7.8%
Total	100.0%	100.0%	100.0%	100.0%

Skilled nursing facilities (leased):
Private and other sources	25.0%	22.0%	23.2%	21.0%
Medicare	10.1%	17.1%	15.2%	18.2%
Medicaid	64.9%	60.9%	61.6%	60.8%
Total	100.0%	100.0%	100.0%	100.0%

Total senior living communities (owned and leased):
Private and other sources	84.1%	77.7%	80.2%	77.7%
Medicare	6.0%	9.1%	7.9%	9.4%
Medicaid	9.9%	13.2%	11.9%	12.9%
Total	100.0%	100.0%	100.0%	100.0%

(1)Excludes data for managed communities.
(2)Data for the three months and year ended December 31, 2019 periods excludes the recognition of $1.8 million of Deferred Resident Fees and Deposits.
(3)Data for the three months and year ended December 31, 2019 periods excludes the recognition of $2.4 million of Deferred Resident Fees and Deposits.

Supplemental Information
SELECTED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following is a summary of selected financial and other data presented on a pro forma basis for Five Star after giving effect to the completion of the Restructuring Transactions. The unaudited pro forma condensed consolidated statement of operations includes adjustments related to the Restructuring Transactions described above, including the conversion of all of Five Star’s existing leases and management agreements with DHC to the New Management Agreements, as well as the Share Issuances, and assumes that the Restructuring Transactions occurred as of January 1, 2019. The unaudited pro forma condensed consolidated statement of operations and the selected financial and other data are primarily based on, and should be read in conjunction with, Five Star’s audited consolidated financial statements and accompanying notes included in Five Star’s Annual Report on Form 10-K for the year ended December 31, 2019.

The historical consolidated financial information for Five Star included in the unaudited condensed consolidated pro forma statement of operations and selected financial and other data has been adjusted to give effect to pro forma events that are (1) directly attributable to the Restructuring Transactions, (2) factually supportable, and (3) expected to have a continuing impact on Five Star’s results of operations. The unaudited pro forma condensed consolidated statement of operations and pro forma selected financial and other data should be read in conjunction with the accompanying notes. The unaudited pro forma condensed consolidated statement of operations and other selected financial and other data are provided for informational purposes only.

Five Star’s results of operations may be significantly different than what is presented in the unaudited pro forma condensed consolidated statement of operations and other selected financial and other data. In the opinion of management, all adjustments necessary to reflect the effects of the Restructuring Transactions have been included. The unaudited pro forma condensed consolidated statement of operations and selected financial and other data are not necessarily indicative of Five Star’s expected results of operations for any future period, including following the completion of the Restructuring Transactions. Differences could result from numerous factors, including future changes in Five Star’s capital structure, operating expenses, revenues and cash flows. Actual future results are likely to be different from amounts presented in the unaudited pro forma condensed consolidated statement of operations and selected financial and other data and such differences could be significant.

Supplemental Information
FIVE STAR SENIOR LIVING INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended December 31, 2019
	As Reported	Restructuring Transactions	Note	Pro Forma
REVENUES:
Senior living	$263,705	$(224,743)	2(a)	$38,962
Management fee	4,109	13,380	2(b)	17,489
Reimbursed costs incurred on behalf of managed communities	81,059	181,466	2(c)	262,525
Total revenues	348,873	(29,897)		318,976
OPERATING EXPENSES:
Senior living wages and benefits	137,666	(113,752)	2(d)	23,914
Other senior living operating expenses	70,332	(63,482)	2(e)	6,850
Costs incurred on behalf of managed communities	81,059	181,466	2(c)	262,525
Rent expense	20,513	(19,380)	2(f)	1,133
General and administrative expenses	20,740	(6,492)	2(g)	14,248
Depreciation and amortization expense	2,716	(6)		2,710
Loss on sale of senior living communities	6	(6)		—
Long-lived asset impairment	4	(4)		—
Total operating expenses	333,036	(21,656)		311,380

Operating income	15,837	(8,241)		7,596

Interest, dividend and other income	379	—		379
Interest and other expense	(419)	—		(419)
Unrealized gain on equity investments	306	—		306
Realized gain on sale of debt and equity investments, net of tax	2	—		2

Income before income taxes and equity in earnings of an investee	16,105	(8,241)		7,864
Benefit (provision) for income taxes	42	(2,066)	2(h)	(2,024)
Loss in earnings of an investee, net of tax	(42)	—		(42)
Net income	$16,105	$(10,307)		$5,798
Add (less):
Interest and other expense	419	—		419
Interest, dividend and other income	(379)	—		(379)
(Benefit) provision for income taxes	(42)	2,066		2,024
Depreciation and amortization expense	2,716	(6)		2,710
EBITDA	$18,819	$(8,247)		$10,572

Weighted average shares outstanding (basic)	5,002	26,387	2(i)	31,389
Weighted average shares outstanding (diluted)	5,119	26,387	2(i)	31,506

Net income per share (basic)	$3.22			$0.18
Net income per share (diluted)	$3.15			$0.18

See accompanying notes.

Supplemental Information
FIVE STAR SENIOR LIVING INC.
NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(dollars in thousands, except per share data)
(unaudited)

Note 1. Basis of Presentation

The unaudited pro forma condensed consolidated statement of operations was derived from Five Star’s historical financial statements prepared in accordance with GAAP, and should be read in conjunction with the audited consolidated financial statements and notes thereto included in Five Star’s Annual Report on Form 10-K for the year ended December 31, 2019.

The unaudited pro forma condensed consolidated statement of operations is presented for informational purposes only and is not necessarily indicative of what Five Star’s expected actual results of operations would have been had the Restructuring Transactions described herein been completed as of the assumed dates, or of Five Star’s expected results of operations for any future period. Differences could result from many factors, including future changes in Five Star’s capital structure, operating expenses, revenues and cash flows.

Note 2. Pro Forma Restructuring Transactions Adjustments

The unaudited pro forma condensed consolidated statement of operations includes adjustments related to the Restructuring Transactions described herein, including the conversion of all of Five Star’s existing leases and management arrangements with DHC to the New Management Agreements and the Share Issuances.

Five Star’s historical consolidated financial information has been adjusted in the pro forma condensed consolidated financial statements to give effect to events that are (1) directly attributable to the Restructuring Transactions, (2) factually supportable and (3) expected to have a continuing impact on the results of operations.

Pro Forma Condensed Consolidated Statements of Operations

a.Senior living revenue

Adjustments to senior living revenue are comprised as follows:

Three Months Ended December 31, 2019
Removal of senior living revenue due to the termination and conversion of the existing master leases to the New Management Agreements	$(229,316)
Previously eliminated intercompany revenue attributable to Ageility inpatient services provided at leased communities converted to managed under the New Management Agreements	4,573
Net adjustment to senior living revenue	$(224,743)

Revenues attributable to Ageility inpatient clinics at communities where Five Star leased and operated the business were previously considered to be intercompany revenues and hence were eliminated upon consolidation. Upon the consummation of the Restructuring Transactions, and consistent with the pre-existing managed communities, these revenues earned at these inpatient clinics will no longer constitute intercompany revenues and thus will not be eliminated in consolidation and will be recognized and reported as senior living revenue in Five Star's consolidated statements of operations.

Supplemental Information
b.Management fee revenue

Adjustments to management fee revenue are comprised as follows:

Three Months Ended December 31, 2019
Adjustment to increase management fee revenue for existing management agreements from 3% to 5% per the New Management Agreements	$1,607
5% management fee relating to the termination and conversion of the existing master leases to the New Management Agreements	11,466
3% construction management fee relating to the termination and conversion of the existing master leases to the New Management Agreements	519
Adjustment to remove non-recurring costs associated with the Restructuring Transactions	$(212)
Net adjustment to management fee revenue	$13,380

c.Reimbursed costs incurred on behalf of managed communities and costs incurred on behalf of managed communities

Adjustments to both reimbursed costs incurred on behalf of managed communities and costs incurred on behalf of managed communities are related to the conversion of Five Star's master leases with DHC to the New Management Agreements, which provide for reimbursement for Five Star's direct costs and expenses related to such communities, inclusive of certain costs that are directly attributable to managing the communities, including personnel related costs.

d.Senior living wages and benefits

Adjustments to senior living wages and benefits are comprised as follows:

Three Months Ended December 31, 2019
Removal of senior living wages and benefits due to the termination and conversion of the existing master leases to the New Management Agreements	$(118,325)
Previously eliminated intercompany wages and benefits attributable to Ageility inpatient services provided at leased communities converted to managed	4,573
Net adjustment to senior living wages and benefits	$(113,752)

Wages and benefits attributable to Ageility inpatient clinics at communities where Five Star leased and operated the business were previously considered to be intercompany wages and benefits and hence were eliminated upon consolidation. Upon the consummation of the Restructuring Transactions these wages and benefits attributable to these inpatient clinics will no longer constitute intercompany wages and benefits and thus will not be eliminated in consolidation and will be recognized and reported as senior living wages and benefits in Five Star's consolidated statements of operations. These costs going forward will be included in reimbursed costs incurred on behalf of managed communities and costs incurred on behalf of managed communities. See (a) above for related revenue.

e.Other senior living operating expenses

Adjustments to other senior living operating expenses are related to the conversion of all Five Star's leases with DHC to the New Management Agreements and include, but are not limited to, utilities, housekeeping, dietary, repairs and maintenance, insurance and community level administrative costs.

f.Rent expense

The reduction to rent expense is for rent under the existing master leases converted to the New Management Agreements.

Supplemental Information
g.General and administrative expenses

Adjustments to general and administrative expenses are comprised as follows:

Three Months Ended December 31, 2019
Adjustment of certain reimbursable costs to directly support managed communities	$(4,705)
Adjustment to remove non-recurring transaction costs we previously incurred relating to the Restructuring Transactions	(1,814)
Increase in management fee to The RMR Group LLC due to increase in Ageility revenue	27
Net adjustment to general and administrative expenses	$(6,492)

h.Provision for income taxes

Adjustments to provision for income taxes reflect the income tax effect of the pro forma adjustments based on the estimated effective tax rate of approximately 26.0% for the three months ended December 31, 2019.

i.Weighted average shares outstanding - basic and diluted

The increase in Five Star's basic and diluted weighted average shares outstanding is a result of the issuance of 10,268,158 and 16,118,849 Five Star common shares to DHC and to the applicable DHC shareholders, respectively, in connection with the completion of the Restructuring Transactions based on the number of Five Star common shares outstanding on December 31, 2019. Five Star's diluted weighted average shares outstanding is also impacted by the potentially dilutive restricted unvested common shares of 116,710 for the three months ended December 31, 2019. This diluted share impact is directly related to Five Star's 2014 Equity Compensation Plan and was originally excluded from the as reported numbers as to include them would be antidilutive.

Supplemental Information
Warning Concerning Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever Five Star uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, "will", “may” and negatives or derivatives of these or similar expressions, Five Star is making forward-looking statements. These forward-looking statements are based upon Five Star’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by Five Star’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Five Star's control. For example:

▪Ms. Potter's statements in this press release that the completion of the Restructuring Transactions was transformative and marks the beginning of a new era for Five Star and regarding certain pro forma financial results for Five Star may imply that Five Star will be profitable in the future; however, Five Star’s business remains subject to various risks, some of which are beyond Five Star’s control, including senior living industry conditions and the market demands and preferences of seniors. As a result, Five Star may not be profitable in the future or as profitable as it expects.

▪Ms. Potter states in this press release Five Star’s belief that it is now well-positioned to leverage the stability of the New Management Agreements to grow as an organization and increase Five Star’s shareholder value; however, the fees that Five Star earns from the New Management Agreements will depend on the revenues generated at the managed communities and the extent of capital projects Five Star manages at those managed communities. If revenues or capital projects at the managed communities decline or do not increase to the extent Five Star expects, it may not be able to grow as an organization to the extent it expects or at all. Further, even if it is able to grow as an organization, Five Star cannot be sure that the growth would result in an increase in its shareholder value.

▪DHC has agreed to sell to third parties 11 senior living communities that DHC owns and Five Star manages. Five Star has agreed to terminate its management agreements concurrent with the completion of these sales. These sales are subject to conditions. These conditions may not be met and these sales may not occur or may be delayed or their terms may change.

The information contained in Five Star’s filings with the Securities and Exchange Commission, or SEC, including under “Risk Factors” in Five Star’s periodic reports, or incorporated therein, identifies other important factors that could cause Five Star’s actual results to differ materially from those stated in or implied by Five Star’s forward-looking statements. Five Star’s filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, Five Star does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

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